STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

VENSON
AUTARKY SERVICES INC.
3301 SPRING MOUNTAIN RD STE 23
LAS VEGAS, NV 89102

Job:C20141003-1373
October 3, 2014

Special Handling Instructions:
10-03-14 FSC/STOCK SPLIT/EXP/EMAIL/ALF

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Stock Split	20140701539-72	10/3/2014 1:50:49 PM	1	$175.00	$175.00
24 Hour Expedite	20140701539-72	10/3/2014 1:50:49 PM	1	$125.00	$125.00
Total					$300.00

Payments

Type	Description	Amount
Credit	083518|14100342658833	$300.00
Total		$300.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

VENSON
AUTARKY SERVICES INC.
3301 SPRING MOUNTAIN RD STE 23
LAS VEGAS, NV 89102

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090301

Filed in the office of	Document Number 20140701539-72
Ross Miller Secretary of State State of Nevada	Filing Date and Time 10/03/2014 1:50 PM
	Entity Number E0352982011-8

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

San Lotus Holding Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

1,500,000,000 shares of Common Stock, $0.1 par value per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

150,000,000 shares of Common Stock, $1 par value per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The change affects Common Stock. The change is a 10 to 1 reverse stock split of Common Stock. One share of Common Stock will be issued after the exchange for ten shares of Common Stock issued.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares of the Common Stock shall be rounded up to the nearest whole share.

7. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

Secretary

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.